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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-60735, 333-16293, 333-62803, 333-27663, 333-40610, 333-66466
and 333-97449) pertaining to the Cohu, Inc. 1994, 1996 and 1998 Stock Option Plans, 1996 Outside Directors Stock Option Plan and 1997 Employee Stock Purchase Plan of our report dated January 26, 2004, except for Note 14, as to which the date is February 23, 2004, with respect to the consolidated financial statements and schedule of Cohu, Inc. included in this Annual Report (Form 10-K) of Cohu, Inc. for the year ended December 31, 2003.

                                                           /s/ ERNST & YOUNG LLP

San Diego, California
March 1, 2004